EXHIBIT 99.1
SECOND AMENDMENT
TO EMPLOYMENT AGREEMENT
     This second Amendment (the “Second Amendment’’) to that certain Agreement (as that term is defined below) is entered into as of November 15, 2006 by and between Grubb & Ellis Company, a Delaware corporation having an address at 2215 Sanders Road, Suite 400, Northbrook, IL 60062 (the “Company”) and Robert H. Osbrink, an individual residing at 3 Seyne, Newport Beach, CA 92657 (“Executive”).
     WHEREAS, the Company and Executive entered into that certain executive employment agreement dated as of January 1, 2004 (the “Agreement”); and
     WHEREAS, the Company and Executive amended the Agreement pursuant to that certain first amendment dated as of September 7, 2005 (the “First Amendment"); and
     WHEREAS, each of Executive and the Company desire to further amend the Agreement and modify certain of its terms in accordance with the provisions of this Second Amendment.
     NOW THEREFORE, in consideration of each party’s undertakings, promises and covenants set forth in this Second Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. Section 1 of the Agreement is hereby amended to add the following sentence at the end of such Section.
     “In the event that in the future the Company hires a President of Transaction Services who directly reports on a non-exclusive basis to Executive, then, upon no less than fifteen (15) days prior notice to Executive, Executive’s title shall change from President of Transaction Services to Chairman of Transaction Services and Executive’s duties and responsibilities as set forth in Section 2 below shall be modified accordingly.”
     Section 1 of the Agreement shall remain unchanged in all other respects.
     2. Section 2 of the Agreement is hereby modified by adding the following to the end of such Section.
     “Upon Executive becoming Chairman of Transaction Services in accordance with the provisions of Section 1 above, Executive shall be deemed to be exclusively employed by the Company as Chairman of Transaction Services and agrees to provide his exclusive services to the

Company in such capacity. As Chairman of Transaction Services, Executive shall have and perform such duties and responsibilities as may be assigned to Executive from time to time by the Chief Executive Officer of the Company, the Chief Operating Officer of the Company or the Board of Directors. In performance of his duties as Chairman of Transaction Services, Executive shall report to the Chief Executive Officer of the Company, the Chief Operating Officer of the Company or the Board of Directors of the Company and Executive shall use his best efforts to maintain and enhance the business reputation of the Company.”
               Section 2 of the Agreement shall remain unchanged in all other respects.
     3. Section 3 is hereby amended by adding the following sentence immediately after the first sentence of Section 3(a):
“Commencing January 1, 2007, Executive’s Base Salary shall be increased to $450,000 per annum, and in accordance with the provisions of the immediately preceding sentence, such Base Salary may be increased at the discretion of the Compensation Committee, or by any other executive officer of the Company as may be designated by the Compensation Committee, but may not, under any circumstances, be decreased, including but not limited to by reason of Executive’s title and duties changing as hereinabove provided.”
               Section 3 of the Agreement is further amended to add the new following Section 3(e) to the Agreement:
     “(e) In accordance with the terms and conditions of that certain Second Restricted Share Agreement in the form annexed hereto as Exhibit IV (the “Second Restricted Share Agreement”), Executive shall receive such number of restricted shares of the Company’s common stock (the “Additional Restricted Shares”) that is equal to Three Hundred and Fifty Thousand Dollars ($350,000) divided by the closing price of the Company’s common stock on the trading day immediately preceding the date on which the Second Restricted Share Agreement is actually entered into by the parties (the “Fair Market Value”), rounded up to the nearest whole share of common stock. As provided in the Second Restricted Share Agreement, all of the Additional Restricted Shares shall vest upon a “Change in Control” (as that term is defined in Section 8(f) below). In the event that Executive is terminated by the Company in accordance with Section 8(d) below, or Executive terminates this Agreement in accordance with Section 8(e) below, or Executive’s employment hereunder is terminated pursuant to Section 8(b) or Section 8(c) below, all of the Additional Restricted Shares shall nonetheless continue to vest in accordance with the Second Restricted Share Agreement. Except in the event of a Change in Control, none of the Additional Restricted Shares shall vest until December 29, 2009 (the “Vesting Date”).

Accordingly, notwithstanding anything contained herein to the contrary, in the event that (i) this Agreement is in full force and effect on the Vesting Date, or (ii) (A) Executive’s employment is terminated as a result of Executive’s incapacity under Section 8(b) below, (B) Executive’s employment is terminated as a result of Executive’s death under Section 8(c) below, (C) Executive is terminated by the Company in accordance with Section 8(d) below, or (D) Executive terminates this Agreement in accordance with Section 8(e) below, all of the Additional Restricted Shares shall vest as the Vesting Date. The Additional Restricted Shares shall otherwise be subject to all of the terms and conditions set forth in the Second Restricted Share Agreement. Executive shall have the right to receive the Additional Restricted Shares, subject to the terms of this Agreement and the Second Restricted Share Agreement, upon the full execution and delivery of the Second Restricted Share Agreement by the parties.”
               Section 3 of the Agreement shall remain unchanged in all other respects.
     4. Section 5 of the Agreement, as amended pursuant to the First Amendment, is hereby further amended by deleting the first sentence in its entirety and replacing it with the following:
     “The term of Executive’s employment hereunder shall commence on January 1, 2004 and shall terminate on the day before the six (6) year anniversary of the date first set above, December 31, 2009, or such earlier time in accordance with Section 8 hereof. This Agreement may be extended beyond December 31, 2009 upon the mutual written agreement of the parties hereto.”
               Section 5 of the Agreement shall remain unchanged in all other respects.
     5. Section 8(e) of the Agreement is hereby amended by deleting in its entirety the following subclause (iii):
”...(iii) a material reduction in Executive’s duties and responsibilities such that the gross revenues with respect to the business operations of the Company for which the Executive is responsible immediately subsequent to any change in duties or responsibilities is less than 70% of the annual budgeted revenues with respect to the business operations of the Company (as established by the Company in accordance with its standard procedures) which executive is responsible for immediately prior to such change;...”
In addition, the immediately following subclause (iv):

“...(iv) Executive is required to report directly to any officer or other executive of the Company other than the Company’s Chief Executive Officer or Chief Operating Officer.”
is hereby renumbered as subclause (iii).
Section 8(e) of the Agreement shall remain unchanged in all other respects.
     6. Section 8(f) of the Agreement is hereby amended by deleting in its entirety the following sentence:
“For purposes of this Section 8(f) only, the definition of Good Reason shall be modified such that the reference to 70% of such budgeted revenues immediately prior to such change in subclause (ii) of the first sentence of section 8(e) above shall be deemed to read 80% of such budgeted revenues immediately prior to such change.”
               Section 8(f) of the Agreement shall remain unchanged in all other respects.
     7. Section Exhibit I annexed to the Agreement is amended by deleting the following sentence under “Target Bonus Compensation” in its entirety:
     “$400,000 (100% of Executive’s Base Compensation), subject to increase or decrease in accordance with the criteria set for below.”
and replacing it with the following sentence:
     “With respect to calendar year 2006, $400,000 (100% of Executive’s Base Compensation), subject to the criteria previously agreed to by Executive and the Company which is set forth on Schedule A annexed to this Second Amendment, and commencing with calendar year 2007, $675,000 (150% of Executive’s Base Compensation), subject to the criteria described on Schedule B annexed to this Second Amendment.”
     8. In consideration for Executive agreeing to renew and extend the terms of this Agreement upon all of the terms and conditions set forth herein, with fourteen (14) days after the full execution hereof, Executive shall receive a one-time payment of $500,000 (the “Renewal Bonus”), which Renewal Bonus shall be subject to all tax withholdings and deductions by the Company.
     9. Simultaneously upon the execution hereof, Executive and the Company shall enter into the Second Restricted Share Agreement.

     10. Except as expressly set forth here to the contrary, (i) all capitalized terms set forth herein shall have the same meaning as ascribed to them in the Agreement, as amended by the First Amendment, and (ii) all references to the Agreement shall mean the Agreement as amended by the First Amendment to the Agreement.
     11. Except as expressly modified herein, all terms and provisions of the Agreement and the First Amendment shall remain unchanged and in full force and effect. In the event and to the extent there is an inconsistency between the terms and provisions of this Second Amendment on one hand, and the terms and provisions of the Agreement and the First Amendment on the other hand, the terms and provisions of this Second Amendment shall govern.
     12. This Second Amendment may not be modified in any respect except by an instrument in writing signed by all of the parties hereto. This Second Amendment may be executed in any number of original or facsimile counterparts, each of which shall be deemed an original, but all which when taken together shall constitute one and the same instrument.
     13. This Second Amendment shall be governed by, construed and enforced in accordance with the internal laws of the State of Illinois, without giving reference to principles of conflict of laws. Any dispute or controversy arising under, out of, in connection with or in relation to this Second Amendment shall be finally determined and settled by arbitration. Arbitration shall be initiated by one party making written demand upon the other party and simultaneously filing the demand together with required fees in the office of the American Arbitration Association in Chicago, Illinois. The arbitration proceeding shall be conducted in Chicago, Illinois by a single arbitrator in accordance with the Expedited Procedures of the Employment Dispute Resolution Rules required by the arbitrator. Except as required by the arbitrator, the parties shall have no obligation to comply with discovery requests made in the arbitration proceeding. The arbitration award shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration award in any court having jurisdiction and venue over such parties.
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     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first set above.

/s/ Robert H. Osbrink
ROBERT H. OSBRINK

GRUBB & ELLIS COMPANY
By:	/s/ Mark E. Rose
Name: Mark E. Rose
	Title:	Chief Executive Officer